Exhibit 99.1

Syros Announces Pricing of $45.0 million Underwritten Offering of Common Stock and Pre-Funded Warrants

CAMBRIDGE, Mass., December 19, 2023 – Syros Pharmaceuticals (NASDAQ: SYRS), a biopharmaceutical company committed to advancing new standards of care for the frontline treatment of hematologic malignancies, announced today that it has priced an underwritten offering of 4,939,591 shares of common stock at an offering price of $4.42 per share, and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase 5,242,588 shares of its common stock at an offering price of $4.419 per pre-funded warrant, which would result in total gross proceeds of approximately $45.0 million, before underwriting discounts and commissions and offering expenses payable by Syros. All shares and pre-funded warrants are being offered by Syros. Closing of the offering is expected to occur on or about December 21, 2023, subject to customary closing conditions.

The financing included new and existing investors, including Bain Capital Life Sciences, Syros co-founder and founding investor Flagship Pioneering, Adage Capital Partners LP, Invus, Samsara BioCapital, Deep Track Capital, Blue Owl Healthcare Opportunities, DAFNA Capital Management LLC, as well as a life sciences-focused investment fund.

TD Cowen and Piper Sandler & Co. are acting as joint book-running managers for the offering.

The offering is being made pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on April 6, 2023 and declared effective by the SEC on April 28, 2023. The offering will be made only by means of the prospectus and prospectus supplement that form a part of the registration statement.

The final terms of the offering will be disclosed in a prospectus supplement to be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by telephone at (833) 297-2926, or by email at Prospectus_ECM@cowen.com or from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at 800-747-3924, or by email: prospectus@psc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Syros Pharmaceuticals

Syros is committed to developing new standards of care for the frontline treatment of patients with hematologic malignancies. Driven by the motivation to help patients with blood disorders that have largely eluded other targeted approaches, Syros is developing tamibarotene, an oral selective RARα agonist in frontline patients with higher-risk myelodysplastic syndrome and acute myeloid leukemia with RARA gene overexpression.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the consummation of the offering as well as the gross proceeds from the offering and the anticipated uses of such proceeds. The words, without limitation, ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Syros will be able to complete the offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the offering, Syros and its business can be found under the caption “Risk Factors” in Syros’ Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, each of which is on file with the Securities and Exchange Commission; and risks described in other filings that Syros makes with the Securities and Exchange Commission in the future.

Syros Contact: Karen Hunady Director of Corporate Communications & Investor Relations 1-857-327-7321 khunady@syros.com	Investor Contact: Hannah Deresiewicz Stern Investor Relations, Inc. 212-362-1200 hannah.deresiewicz@sternir.com

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